SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 3, 2019, we entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP, a Delaware limited partnership (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, executed on December 3, 2019 in the principal amount of $235,000 (the “Note”). As of May 22, 2020, there was approximately $248,675.08 of principal and interest due under the Note.

On May 22, 2020, we entered into an amendment (the “Amendment”) to the Note with Purchaser. Purchaser agreed to waive all existing events of default under the Note provided that we fulfill all of our obligations under the Amendment. If we fail to do so, any default existing as of May 22, 2020 shall be reinstated. Under the Amendment, we agreed to amend Section 1.9 of the Note in order to pay the Purchaser in installments until the Note is paid in full. There shall be 9 total monthly installment payments for an aggregate of $308,660.80. The first payment of $35,000 is due on or before June 19, 2020 and the final payment of $28,660.80 is due on or before February 19, 2021.

The foregoing description of the Amendment, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is included in this Current Report as Exhibit 4.1, and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Amendment, dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive Officer

Date May 26, 2020